CERTIFICATION
Re:
Morgan Stanley Bank of America Merrill Lynch Trust 2012-C5, Commercial
Mortgage Pass-Through Certificates, Series 2012-C5 (the "Transaction"), issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2012 (the "Pooling and Servicing
Agreement"), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).
__________________________________________

I, Steven Stern, certify that:

1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2012-C5 (the "Exchange Act periodic reports");

2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the
Exchange Act periodic reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-
backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
-U.S. Bank National Association, as trustee and certificate administrator
-Wells Fargo Bank, National Association, as custodian
-Bank of America, National Association, as master servicer
-KeyBank National Association, as master servicer
-Midland Loan Services, a Division of PNC Bank, National Association, as
special servicer and primary servicer
2
-Situs Holdings, LLC, as trust advisor
-Berkadia Commercial Mortgage LLC, as a sub-servicer

Date: April 14, 2014

By :  /s/ Steven Stern
Name: Steven Stern
Title: President